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                   SILICONWARE PRECISION INDUSTRIES CO., LTD.

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                        ISSUED AND OUTSTANDING UNDER THE
                      SECOND AMENDED AND DEPOSIT AGREEMENT,
                            DATED AS OF JUNE 7, 2000

                                 Amendment No. 1
                                       to
                  Second Amended and Restated Deposit Agreement

                     --------------------------------------

                            Dated as of [DATE], 2008

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

        AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of [DATE], 2008 (the "Amendment"), by and among Siliconware Precision Industries Co., Ltd., a company incorporated under the laws of the Republic of China (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued and outstanding under the Second Amended and Restated Deposit Agreement, dated as of June 7, 2000.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Second Amended and Restated Deposit Agreement, dated as of June 7, 2000 (the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("Receipts") in respect of the American Depositary Shares ("ADSs"); and

      WHEREAS, the Company Law of the Republic of China has been amended to permit certain shareholders of the Company to make proposals to be considered at the annual ordinary meeting of the Company's shareholders and the Company desires to amend the Deposit Agreement to reflect such change and to permit Beneficial Owners of ADSs, subject to the conditions set forth herein, to instruct the Depositary to make a proposal for consideration at the annual ordinary meeting of the Company's shareholders; and

      WHEREAS, the Company Law of the Republic of China has been amended to permit certain shareholders of the Company to nominate candidates to be considered for election as directors at a meeting of the Company's shareholders involving the election of directors if the Company amends its Articles of Incorporation to adopt a Candidate Nomination System, as hereinafter defined, and the Company desires to amend the Deposit Agreement to reflect such change and to permit Beneficial Owners of ADSs, subject to the amendment of the Company's Articles of Incorporation and the conditions set forth herein, to instruct the Depositary to nominate candidates to be considered for election as directors at a meeting of the Company's shareholders; and

      WHEREAS, the Company and the Depositary desire to amend the Deposit Agreement to reflect the change in the application of fees associated with the distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, and (ii) the exercise of rights, and to permit the Depositary to assess such fees in accordance with the terms, and subject to any conditions, set forth herein; and

      WHEREAS, the Company and the Depositary desire to amend the Deposit Agreement to make the ADSs eligible for inclusion in the Direct Registration System (the "DRS"); and

      WHEREAS, the Company and the Depositary desire to amend the Deposit Agreement to enable the distribution of Company's reports and voting materials by the Depositary by electronic means; and

      WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary deem it desirable to amend the Deposit Agreement, the Receipts currently outstanding, the form of Receipt annexed to the Deposit Agreement as Exhibit A, and the Fee Schedule annexed to the Deposit Agreement as Exhibit B, as the case may be, for the purposes set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the Receipts and the form of Receipt attached as Exhibit A to the Deposit Agreement, and the Fee Schedule attached as Exhibit B to the Deposit Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the later to occur of (i) the expiration of 30 days after notice of this Amendment has been given to Holders of outstanding ADSs or (ii) the date upon which the Commission declares effective the applicable F-6 Registration Statement pursuant to which a form of this Amendment has been filed with the Commission. After the Effective Date, the Deposit Agreement shall be referred to as the Deposit Agreement by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (without reference to the need for ADSs to be evidenced by ADRs).

                                   ARTICLE II
                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Second Amended and Restated Deposit Agreement, dated as of June 7, 2000, as amended by this Amendment.

      SECTION 2.02. Amendment Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date. Notwithstanding anything contained herein, in the Deposit Agreement or in any Receipt, from and after the Effective Date any reference in the Deposit Agreement, any Receipt or the form of Receipt attached to the Deposit Agreement to Holders and Beneficial Owners of ADRs, Receipts or American Depositary Receipts shall include, unless a reasonable interpretation of the context otherwise mandates, Holders and Beneficial Owners of ADSs.

      SECTION 2.03. Change in Company Law of the Republic of China - Submission of Proposals/Nominations. In order to reflect the change in the Company Law of the Republic of China, the Deposit Agreement is hereby amended as of the Effective Date by:

            (a) adding the following Section 4.16 at the end of Article IV of the Deposit Agreement:

            "Section 4.16 Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

            (a) Proposals by Shareholders.

            The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (such proposal shall not include a Beneficial Owner's right to nominate candidates for election as directors at a meeting of the Company's shareholders in accordance with the terms and subject to the conditions of Section 4.17 hereof, the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the "Submission Period") announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders.

            (b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.

            Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one (1) Proposal each year, provided that: (i) the

      Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"),
      (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder(s). Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder's, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) at such annual ordinary meeting of the Company's shareholders.

            Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms hereof. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s).

            Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding."

            (b) adding the following Section 4.17 at the end of Article IV of the Deposit Agreement:

            "Section 4.17 Right to Submit Nominations at Meeting of
      Shareholders.

            (a) No Right Absent Amendment to Articles of Incorporation.

            No rights under this Section 4.17 shall be effective absent an amendment to the Company's Articles of Incorporation adopting a system whereby candidates may be nominated by holders of Shares to serve on the Company's board of directors (a "Candidate Nomination System") and any rights so arising shall, at all times, be subject to the provisions of the Company's Articles of Incorporation, as amended, and ROC Company Law, as amended.

            (b) Nominations by Shareholders.

            The Company has informed the Depositary that under ROC Company Law, in the event that the Company amends its Articles of Incorporation to adopt a Candidate Nomination System, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at a meeting of the Company's shareholders (the "Candidate Nomination Record Date"), would be entitled to submit a roster of candidates (the "Nomination") to be considered for nomination to the Company's board of directors at a meeting of the Company's shareholders involving the election of directors, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination is submitted to the Company prior to the expiration of the period for submission of Nominations (the "Nomination Submission Period") announced by the Company (which Nomination Submission Period, the number of the directors to be elected, the place for eligible shareholders to submit the Nomination and other applicable information the Company undertakes to announce publicly in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days (for an ordinary meeting) or 30 days (for an extraordinary meeting) closed period prior to the subject meeting of the Company's shareholders), (iii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iv) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (v) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended, (vi) if a director candidate is a corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder's representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of

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      Shares in its possession have been included, and (vii) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company's amended Articles of Incorporation are so satisfied. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, as holder of the Deposited Securities, the Depositary or its nominee would be entitled, provided the conditions of the Company's amended Articles of Incorporation are satisfied, to submit only one (1) Nomination for each meeting involving the election of directors in respect of all of the Shares held on deposit as of the Candidate Nomination Record Date. The Company shall promptly notify the Depositary of an amendment of its Articles of Incorporation adopting a Candidate Nomination System. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Nominations to the Company for consideration at a meeting of the Company's shareholders involving the election of directors but may be able to submit a Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of directors if the Beneficial Owners
      (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Nomination Submission Period and prior to the Candidate Nomination Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Nominations to the Company for consideration at a meeting of the Company's shareholders involving the election of directors. Beneficial Owners of ADSs may not receive sufficient advance notice of a meeting of the Company's shareholders involving the election of directors to enable the timely withdrawal of Shares to make a Nomination to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Nomination shall only be voted upon at a meeting of the Company's shareholders involving the election of directors if the Nomination is accepted by the board of directors of the Company as eligible in accordance with Article 192-1 of the ROC Company Law and the Company's Article of Incorporation for consideration at a meeting of the Company's shareholders involving the election of directors.

            (c) Single Nomination by Depositary or its Nominee on Behalf of Beneficial Owners.

            Holders and Beneficial Owners of ADSs do not have individual nomination rights. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, the Depositary would, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Nominating Holder(s)"), submit to the Company for consideration at a meeting of the Company's shareholders involving the election of directors one (1) Nomination, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the

      Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iii) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (iv) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended,
      (v) if a director candidate is corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder's representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, (vi) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company's amended Articles of Incorporation are so satisfied, (vii) the Nomination is submitted to the Depositary by the Nominating Holder(s) at least two (2) Business Days prior to the expiration of the Nomination Submission Period, (viii) the Nomination is accompanied by a written certificate signed by each Nominating Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Nomination Certificate"), certifying, inter alia, (w) that each Nominating Holder has only endorsed the said Nomination, (x) that the Nominating Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Nomination is submitted by the Nominating Holder(s) to the Depositary (the "Nomination Submission Date"), (y) if the Nomination Submission Date is (i) on or after the applicable ADS Record Date, that the Nominating Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Nominating Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Nomination Certificate, as defined below, and (z) the name(s) and address(es) of the Nominating Holder(s) and the number of ADSs owned by each Nominating Holder (together with certified evidence of each Nominating Holder's ownership of the applicable ADSs as of the Nomination Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (ix) if the Nomination Submission Date is prior to the applicable ADS Record Date, the Nominating Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Nominating Holder addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Nomination Certificate"), certifying, inter alia, that the Nominating Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Nominating Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (x) the Nomination is accompanied by a joint and several irrevocable undertaking of all Nominating Holders (which undertaking may be contained in the First Nomination Certificate or the Second Nomination Certificate) that each such Nominating Holder shall pay all fees and expenses incurred in relation to the submission of the Nomination at the meeting of the Company's shareholders, and (xi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Candidate Nomination Record Date. Each Beneficial Owner hereby agrees and acknowledges that in no event shall the Depositary or its nominee be nominated by the Nominating Holder(s) for election as a director at a meeting of the Company's shareholders.

            Upon the timely receipt by the Depositary of any Nomination which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Nomination and of the other materials received from the Nominating Holder(s) to the Company prior to the expiration of the Nomination Submission Period. Any Nomination so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Nomination Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Nomination by a Nominating Holder, or a group of Nominating Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Nominations received from such Nominating Holder(s), except for the first Nomination received by the Depositary from such Nominating Holder(s) and shall submit such Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of directors in accordance with the terms hereof. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Nominating Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the meeting of the Company's shareholders involving the election of directors on behalf of the Nominating Holder(s).

            Notwithstanding anything contained in the Deposit Agreement or any ADR, and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the nomination rights, including, without limitation, notice of the Nomination Submission Period, or the receipt of any Nomination(s) from Nominating Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding."

      SECTION 2.04. Direct Registration System. In order to make the ADSs eligible for inclusion in the DRS, the Deposit Agreement is hereby amended as of the Effective Date by:

            (a) deleting Section 1.3 in its entirety and inserting the following in its stead:

            "Section 1.3 "American Depositary Share(s)" and "ADS(s)" shall mean, individually or collectively, as the context may require, the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipt(s) issued hereunder to evidence such ADSs. The International GDSs issued and outstanding as of the date hereof shall, from and after the date hereof, be deemed for all purposes to be ADSs issued and outstanding under the terms of this Deposit Agreement unless otherwise specifically noted. The International EC GDSs outstanding as of the date hereof shall, from and after the date hereof, be deemed for all purposes to be Temporary EC ADSs issued and outstanding under the terms of this Deposit Agreement and shall be deemed for all purposes to be ADSs issued and outstanding under the terms this Deposit Agreement, unless otherwise specifically noted. ADS(s) may be issued under the terms of this Deposit Agreement in the form of
(a) Certificated ADS(s), in which case the ADS(s) are to be evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not to be evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section
2.14. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent (i) in the case of Share ADSs (as hereinafter defined) five (5) Shares, (ii) in the case of Temporary PC ADSs, an undivided interest in a Payment Certificated deposited by the Company with the Custodian and representing the irrevocable right to receive the aggregate number of Shares from the Company, each Temporary PC ADS representing an undivided interest in the irrevocable right to receive five (5) Shares from the Company and (ii) in the case of Temporary EC ADSs, Entitlement Certificates, each representing the irrevocable right to receive such number of Shares from the Company as indicated on the relevant Entitlement Certificates, in each case until there shall occur a distribution upon Deposited Securities referred to in
Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Deposited Securities determined in accordance with the terms of such Sections. Unless otherwise specifically set forth in this Deposit Agreement or the applicable ADR, the terms "American Depositary Shares" and "ADSs" shall include Temporary PC ADSs and Temporary EC ADSs, individually or collectively, as the context may require."

            (b) adding the following new Section 1.56 thereof:

            "Section 1.56 "Certificated ADSs" shall have the meaning set forth in Section 2.14."

            (c) adding the following as a last sentence to Section 1.23 thereof:

            "Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose."

            (d) deleting Section 1.37 in its entirety and inserting the following in its stead:

            "Section 1.37 "Receipt(s)", "American Depositary Receipt(s)" and "ADR(s)" shall mean any series of certificate(s) issued by the Depositary to evidence American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate. Unless otherwise specifically set forth herein, the term "Receipts" shall include the Temporary Receipts evidencing the Temporary EC ADSs or the Temporary PC ADSs issued hereunder, individually or collectively, as the context may require. Notwithstanding anything else contained herein or therein, the depositary receipts issued and outstanding under the Original Deposit Agreements shall, from and after the date hereof, be subject to the terms hereof in all respects."

            (e) adding the following new Section 1.57 thereof:

            "Section 1.57 "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.14."

            (f) deleting the first sentence of Section 2.2(a) thereof in its entirety and inserting the following in its stead:

            "Certificated ADSs shall be evidenced by definitive Receipts which shall be printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary"

            (g) deleting the first sentence of Section 2.2(c) thereof in its entirety and inserting the following in its stead:

            "Subject to limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

            (h) deleting the second sentence of Section 2.2(d) thereof in its entirety and inserting the following in its stead:

            "Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a "Balance Certificate" will evidence the ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided."

            (i) adding the following new Section 2.14:

            "Section 2.14 Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (x) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4 and 4.5, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section
2.14. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.14. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.14 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.14) and (II) the terms of this Section 2.14, the terms and conditions set forth in this Section 2.14 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs."

      SECTION 2.05. Electronic Distribution of Materials. To reflect the Depositary's current practice of distributing Company's reports and voting materials by electronic means, the Deposit Agreement is hereby amended as of the Effective Date by:

            (a) deleting the second, third and fourth sentence of the second paragraph of Section 4.10(b) thereof in its entirety and inserting the following in its stead:

            "As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.09 hereof) and shall, at the Company's expense and provided no U.S. legal prohibitions exist, provide to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which the Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement, together with a form of voting instructions and/or other means to provide voting instructions (the depositary and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to provide the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any ordinary shareholders' meeting or at least 14 calendar days before any extraordinary shareholders' meeting. If the Depositary has not provided the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADSs to be present at the relevant Shareholders' meeting insofar as practicable and permitted under applicable law, but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, in its sole discretion, to provide such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Securities to be voted as it deems appropriate."

            (b) adding the following as a new fourth paragraph to Section 4.10(b) thereof:

            "Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials)."

            (c) deleting the third sentence of Section 5.6 thereof in its entirety and inserting the following in its stead:

            "The Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement."

      SECTION 2.06. Miscellaneous.

            (a) Principal Office. The definition of "Principal Office" in
Section 1.35 of the Deposit Agreement is, as of the Effective Date, deleted in its entirety and in its stead the following is inserted:

            "Section 1.35 "Principal Office" when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A."

            (b) Notices. The second paragraph of "Notices" in Section 7.5 of the Deposit Agreement is, as of the Effective Date, deleted in its entirety and in its stead the following is inserted:

            "Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A. Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company."

                                   ARTICLE III
                           AMENDMENTS TO THE RECEIPTS

      SECTION 3.01. Amendments to Receipts.

            (a) The last sentence of the introductory paragraph of the form of Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the Deposit Agreement as of the Effective Date are hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead: "The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A."

            (b) The address of the Principal Office of the Depositary identified on the bottom of the front page of the Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by identifying such address as "388 Greenwich Street, New York, New York 10013, U.S.A."

            (c) The Depositary's fee identified as item (iii) in the first sentence of paragraph (10) of the Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting such item in its entirety and inserting the following in its stead

      "to any Holder of ADRs, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of unexercised rights and other entitlements); no fee shall be payable for the distribution of cash dividends or the distribution of Eligible Securities pursuant to Stock dividends or other free distributions of Eligible Securities as long as such fees are prohibited by the exchange upon which the ADSs are listed"

            (d) The Depositary's fee identified as item (iv) in the first sentence of paragraph (10) of the Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting such item in its entirety and inserting the following in its stead

      "(iv) to any Holder of ADRs, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) held pursuant to stock dividends or other free stock distributions or upon the exercise of rights, unless prohibited by the exchange upon which the ADSs are listed."

            (e) The first sentence of paragraph (1) of the form of Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the terms of the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

      "This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of June 7, 2000, as amended by Amendment No. 1 to Deposit Agreement, dated as of [DATE], 2008 (as so amended and further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein) agrees to become a party thereto and becomes bound by all the terms and provisions thereof."

            (f) The first sentence of paragraph (11) of the form of Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the terms of the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

            "It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

            (g) The second, third and fourth sentence of the second paragraph of paragraph (17)(b) of the form of Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding under the terms of the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting such sentences in its entirety and inserting the following in its stead:

            "As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.09 in the Deposit Agreement) and shall, at the Company's expense and provided no U.S. legal prohibitions exist, provide to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice,
(ii) a depositary notice setting forth the manner in which the Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of the Deposit Agreement, together with a form of voting instructions and/or other means to provide voting instructions (the depositary and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to provide the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any ordinary shareholders' meeting or at least 14 calendar days before any extraordinary shareholders' meeting. If the Depositary has not provided the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADSs to be present at the relevant Shareholders' meeting insofar as practicable and permitted under applicable law, but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, in its sole discretion, to provide such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Securities to be voted as it deems appropriate."

      SECTION 3.02. Addition to Receipts.

            (a) Each of the Receipts issued and outstanding as of the Effective Date and the form of Receipt attached as Exhibit A to the Deposit Agreement is hereby amended as of the Effective Date to add the following Paragraphs (26) and
(27) at the end of the Receipt:

            "(26) Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

            (a) Proposals by Shareholders.

            The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (such proposal shall not include a Beneficial Owner's right to nominate candidates for election as directors at a meeting of the Company's shareholders in accordance with the terms and subject to the conditions of Section 4.17 of the Deposit Agreement, the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the "Submission Period") announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission

      Period and prior to the applicable Shareholder Proposal Record Date, and
      (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders.

            (b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.

            Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one (1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"),
      (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (iv) if the

      Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder(s). Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder's, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) at such annual ordinary meeting of the Company's shareholders.

            Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s).

            Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

            (27) Right to Submit Nominations at Meeting of Shareholders.

            (a) No Right Absent Amendment to Articles of Incorporation.

            No rights under this paragraph shall be effective absent an amendment to the Company's Articles of Incorporation adopting a system whereby candidates may be nominated by holders of Shares to serve on the Company's board of directors (a "Candidate Nomination System") and any rights so arising shall, at all times, be subject to the provisions of the Company's Articles of Incorporation, as amended, and ROC Company Law, as amended.

            (b) Nominations by Shareholders.

            The Company has informed the Depositary that under ROC Company Law, in the event that the Company amends its Articles of Incorporation to adopt a Candidate Nomination System, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at a meeting of the Company's shareholders (the "Candidate Nomination Record Date"), would be entitled to submit a roster of candidates (the "Nomination") to be considered for nomination to the Company's board of directors at a meeting of the Company's shareholders involving the election of directors, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination is submitted to the Company prior to the expiration of the period for submission of Nominations (the "Nomination Submission Period") announced by the Company (which Nomination Submission Period, the number of the directors to be elected, the place for eligible shareholders to submit the Nomination and other applicable information the Company undertakes to announce publicly in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days (for an ordinary meeting) or 30 days (for an extraordinary meeting) closed period prior to the subject meeting of the Company's shareholders), (iii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iv) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (v) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended, (vi) if a director candidate is a corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder's representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, and (vii) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company's amended Articles of Incorporation are so satisfied. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, as holder of the Deposited Securities, the Depositary or its nominee would be entitled, provided the conditions of the Company's amended Articles of Incorporation are satisfied, to submit only one (1) Nomination for each meeting involving the election of directors in respect of all of the Shares held on deposit as of the Candidate Nomination Record Date. The Company shall promptly notify the Depositary of an amendment of its Articles of Incorporation adopting a Candidate Nomination System. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Nominations to the Company for consideration at a meeting of the Company's shareholders involving the election of directors but may be able to submit a Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of directors if the Beneficial Owners
      (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Nomination Submission Period and prior to the Candidate Nomination Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Nominations to the Company for consideration at a meeting of the Company's shareholders involving the election of directors. Beneficial Owners of ADSs may not receive sufficient advance notice of a meeting of the Company's shareholders involving the election of directors to enable the timely withdrawal of Shares to make a Nomination to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Nomination shall only be voted upon at a meeting of the Company's shareholders involving the election of directors if the Nomination is accepted by the board of directors of the Company as eligible in accordance with Article 192-1 of the ROC Company Law and the Company's Article of Incorporation for consideration at a meeting of the Company's shareholders involving the election of directors.

            (c) Single Nomination by Depositary or its Nominee on Behalf of Beneficial Owners.

            Holders and Beneficial Owners of ADSs do not have individual nomination rights. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, the Depositary would, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Nominating Holder(s)"), submit to the Company for consideration at a meeting of the Company's shareholders involving the election of directors one (1) Nomination, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iii) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (iv) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended,
      (v) if a director candidate is corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder's representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, (vi) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company's amended Articles of Incorporation are so satisfied, (vii) the Nomination is submitted to the Depositary by the Nominating Holder(s) at least two (2) Business Days prior to the expiration of the Nomination Submission Period, (viii) the Nomination is accompanied by a written certificate signed by each Nominating Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Nomination Certificate"), certifying, inter alia, (w) that each Nominating Holder has only endorsed the said Nomination, (x) that the Nominating Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Nomination is submitted by the Nominating Holder(s) to the Depositary (the "Nomination Submission Date"), (y) if the Nomination Submission Date is (i) on or after the applicable ADS Record Date, that the Nominating Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS

      Record Date, that the Nominating Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Nomination Certificate, as defined below, and (z) the name(s) and address(es) of the Nominating Holder(s) and the number of ADSs owned by each Nominating Holder (together with certified evidence of each Nominating Holder's ownership of the applicable ADSs as of the Nomination Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (ix) if the Nomination Submission Date is prior to the applicable ADS Record Date, the Nominating Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Nominating Holder addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Nomination Certificate"), certifying, inter alia, that the Nominating Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Nominating Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (x) the Nomination is accompanied by a joint and several irrevocable undertaking of all Nominating Holders (which undertaking may be contained in the First Nomination Certificate or the Second Nomination Certificate) that each such Nominating Holder shall pay all fees and expenses incurred in relation to the submission of the Nomination at the meeting of the Company's shareholders, and (xi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Candidate Nomination Record Date. Each Beneficial Owner hereby agrees and acknowledges that in no event shall the Depositary or its nominee be nominated by the Nominating Holder(s) for election as a director at a meeting of the Company's shareholders.

            Upon the timely receipt by the Depositary of any Nomination which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Nomination and of the other materials received from the Nominating Holder(s) to the Company prior to the expiration of the Nomination Submission Period. Any Nomination so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Nomination Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Nomination by a Nominating Holder, or a group of Nominating Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Nominations received from such Nominating Holder(s), except for the first Nomination received by the Depositary from such Nominating Holder(s) and shall submit such Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of directors in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Nominating Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the meeting of the Company's shareholders involving the election of directors on behalf of the Nominating Holder(s).

            Notwithstanding anything contained in the Deposit Agreement or any ADR, and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the nomination rights, including, without limitation, notice of the Nomination Submission Period, or the receipt of any Nomination(s) from Nominating Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding."

            (b) Each of the Receipts issued and outstanding as of the Effective Date and the form of Receipt attached as Exhibit A to the Deposit Agreement is hereby amended as of the Effective Date to add the following as a new fourth paragraph to Paragraph (17)(b) thereof:

            "Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials)."

                                   ARTICLE IV
                          AMENDMENT TO THE FEE SCHEDULE

      SECTION 4.01. Amendment to Fee Schedule.

            (a) Provision (3) setting forth the service, applicable rate and payor under the Depositary Fees section of the Fee Schedule attached as Exhibit B to the Deposit Agreement is hereby amended as of the Effective Date by deleting such entry in its entirety and inserting the following in its stead:

           -----------------------------------------------------------------------------------------
           (3)    Distribution of cash   Up to $5.00 per 100 ADSs (or          Person to whom
                  dividends or other     fraction thereof) held, unless        distribution is made.
                  cash distributions     prohibited by the exchange upon
                  (i.e., sale of         which the ADSs are listed.
                  rights and other
                  entitlements).
           -----------------------------------------------------------------------------------------

            (b) Provision (4) setting forth the service, applicable rate and payor under the Depositary Fees section of the Fee Schedule attached as Exhibit B to the Deposit Agreement is hereby amended as of the Effective Date by deleting such entry in its entirety and inserting the following in its stead:

           --------------------------------------------------------------------------------------------
           "(4)   Distribution of ADSs      Up to $5.00 per 100 ADSs (or    Person to whom distribution
                  pursuant to (i) stock     fraction thereof) held,         is made."
                  dividends or other free   unless prohibited by the
                  stock distributions, or   exchange upon which the ADSs
                  (ii) exercise of rights.  are listed.
           --------------------------------------------------------------------------------------------

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01. Representations and Warranties The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

            (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the Republic of China, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of China, except for filing this Amendment with the Financial Supervisory Commission, nor does any stamp or similar tax need be paid in the Republic of China on or in respect of such agreements; and

            (c) None of the terms of this Amendment violate or conflict with, nor does the execution and delivery of this Amendment, the filing of the related Registation Statement on Form F-6 or the consummation of the transactions contemplated therein violate or conflict with any agreement to which the Company is a party or by which the Company is bound; and

            (d) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.01. New Receipts. From and after the Effective Date, the Depositary shall arrange to have new Receipts printed or amended that reflect the changes to the form of Receipt effected by this Amendment. All Receipts issued hereunder after the Effective Date, once such new Receipts are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 6.02. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to substitute their Receipts with new Receipts reflecting the changes effected by this Amendment, as provided in Section 6.01 hereof.

      SECTION 6.03. Indemnification. The Company hereby agrees that, to the extent the Depositary (or any of its directors, employees and officers) incurs any liability as a result of the terms of this Amendment and the transactions contemplated herein, the Depositary (and all of its directors, employees and officers) shall be indemnified and held harmless by the Company in the manner provided for in Section 5.8 of the Deposit Agreement.

      SECTION 6.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 6.05. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State.

      SECTION 6.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                                      SILICONWARE PRECISION INDUSTRIES CO., LTD.

                                      BY:
                                          --------------------------------------
                                          Name:  Bough Lin
                                          Title: Chairman of the Board


                                      CITIBANK, N.A., AS DEPOSITARY

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A

                       FORM OF AMERICAN DEPOSITARY RECEIPT

Number  _____________                                   CUSIP NUMBER:  827084864

                                                [American Depositary Shares
                                                (each American Depositary Share
                                                representing five (5) Fully Paid
                                                shares of common stock, par
                                                NT$10.00 per share)]

                                                [PC American Depositary Shares
                                                (each PC American Depositary
                                                Share representing an undivided
                                                interest in a global payment
                                                certificate, each interest
                                                representing the irrevocable
                                                right to receive five (5) Fully
                                                Paid shares of common stock par
                                                value NT$10.00 per share)]

                                                [EC American Depositary Shares
                                                (each EC American Depositary
                                                Share representing an undivided
                                                interest in an Entitlement
                                                Certificate, each interest
                                                representing the irrevocable
                                                right to receive five (5) shares
                                                of common stock par NT$10.00 per
                                                share)]


                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                       [DEPOSITED SHARES OF COMMON STOCK]

               [INTERESTS IN THE DEPOSITED PAYMENT CERTIFICATE(S)]

                      [DEPOSITED ENTITLEMENT CERTIFICATES]

                                       of

                   SILICONWARE PRECISION INDUSTRIES CO., LTD.

           (Incorporated under the laws of Taiwan, Republic of China)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited [shares of common stock] [interests in a global payment certificate representing the irrevocable right to receive shares of common stock] [Entitlement Certificates representing the irrevocable right to receive shares of common stock], par value NT$10.00 per share, including evidence of rights to receive such [shares of common stock (the "Shares")] [interests in the global payment certificate (the "Payment Certificate(s)"][Entitlement Certificates (the "Entitlement Certificates")] (such [Shares][Payment Certificate(s)][Entitlement Certificates] are hereafter called "Eligible Securities") of Siliconware Precision Industries Co., Ltd., a corporation incorporated under the laws of Taiwan, Republic of China (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents [five (5) Shares][an undivided interest in an Entitlement Certificate, each interest representing the irrevocable right to receive five (5) Shares][an undivided interest in a global payment certificate, each interest representing the irrevocable right to receive five (5) Shares] deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Taipei Branch (the "Custodian"). The ratio of American Depositary Shares to Eligible Securities is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of June 7, 2000, as amended by Amendment No. 1 to Deposit Agreement, dated as of [DATE], 2008 (as so amended and further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein) agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Eligible Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Eligible Securities and held thereunder (such Eligible Securities, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. The Depositary and the Company have been advised that under ROC law interests in the Payment Certificate cannot be withdrawn or sold under the terms of the Deposit Agreement. [Commencing three months after the closing of the Offering a holder is entitled to withdraw or sell Shares or Entitlement Certificates from the ADR facility.] A Holder wishing to withdraw [Shares] [Entitlement Certificates] [Deposited Securities] from the ADR facility is required under ROC law to appoint an eligible agent in the Republic of China to open a securities trading account with a local brokerage firm after receiving an approval from the TSE and a bank account (the securities trading account and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise stockholders' rights and perform such other functions as may be designated by such withdrawing Holder. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such Accounts, the withdrawing Holder would be unable to subsequently sell the Deposited Securities withdrawn from the ADR Facilities on the TSE or otherwise.

      (b) Sale of Deposited Securities. Upon surrender of Receipts at the Principal Office and upon payment of any fees, expenses, taxes or other governmental charges as provided hereunder, subject to the terms of this Deposit Agreement, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' Receipts be sold on such Holders' behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder's ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

      Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder and under the Deposit Agreement, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC.

      (c) Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the

Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the certification contemplated in Exhibit C to the Deposit Agreement, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), and (v) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and regulations of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and regulations of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depositary, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

      Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      (3) Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by this Receipt when canceled, shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by this Receipt (when canceled), shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the

Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this Receipt and the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Eligible Securities or ADSs are listed, or under any provision of the Deposit Agreement or this Receipt, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit (i) whenever notified, as provided in the Deposit Agreement that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in the Deposit Agreement or under applicable law, or (ii) in the case of a deposit of Shares requested under the terms of Section 2.3 (iv) of the Deposit Agreement, if such deposit is not permitted under any restriction notified by the Company to the Depositary from time to time, which restrictions may specify black-out periods during which deposits may not be made, minimum or maximum numbers of Shares and frequencies of deposit.

      Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable ROC law, the rules and requirements of the TSE, and of any stock exchange on which Eligible Securities or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

      (6) Ownership Restrictions. Notwithstanding any provision of this Receipt or of the Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the SFC, the TSE or Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares, Deposited Securities or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

      (7) Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of

Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner may be asked to indemnify the Depositary, the Company, the Custodian, and any of their agents, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any inaccuracy in the information provided by such Holder and/or Beneficial Owner in connection with obtaining any tax benefit for such Holder and/or Beneficial Owner.

      (8) Representations and Warranties of Depositors. Each person depositing Eligible Securities under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Eligible Securities and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Eligible Securities have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do,
(iv) the Eligible Securities presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, and (v) the Eligible Securities presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Eligible Securities, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

      If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Eligible Securities, to take any and all actions necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration of Eligible Securities on the books of the Eligible Securities Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this Receipt. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by Article (24) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

      (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

      (i) to any person to whom ADSs are issued upon the deposit of Eligible Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (including ADSs issued upon deposits of Entitlement Certificates upon the conversion of Bonds, but excluding issuances pursuant to paragraph (iv) below);

      (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;

      (iii) to any Holder of ADRs, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of unexercised rights and other entitlements); no fee shall be payable for the distribution of cash dividends or the distribution of Eligible Securities pursuant to Stock dividends or other free distributions of Eligible Securities as long as such fees are prohibited by the exchange upon which the ADSs are listed; and

      (iv) to any Holder of ADRs, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) held pursuant to stock dividends or other free stock distributions or upon the exercise of rights, unless prohibited by the exchange upon which the ADSs are listed.

      In addition, Holders, Beneficial Owners, persons depositing Eligible Securities for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

      (i) taxes (including applicable interest and penalties) and other governmental charges;

      (ii) such registration fees as may from time to time be in effect for the registration of Deposited Securities on the share register and applicable to transfers of Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

      (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Deposited Securities or Holders and Beneficial Owners of ADSs;

      (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

      (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Eligible Securities, Deposited Securities, ADSs and ADRs; and

      (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (22) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

      (12) Validity of Receipt. This Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

      (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's New York City office located at Seven World Trade Center, 13th Floor, New York, New York 10048. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and
(b) made generally available to the holders of such Deposited Securities by the Company.

      The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

      The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.

Dated:

CITIBANK, N.A.                              CITIBANK, N.A.,
Transfer Agent and Registrar                as Depositary


By: ___________________________             By: _________________________
       Authorized Signatory                        Authorized Signatory

            The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the Republic of China, whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities, rights securities or any entitlements held in respect of Deposited Securities under the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Article (16) hereof and in Section 4.9 of the Deposit Agreement, and (iii) will distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date (if applicable) in proportion to the number of ADS held as of the ADS Record Date (if applicable). The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any

Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall or cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement and the laws and regulations of the Republic of China, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs (or the applicable series), which represent in aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to the terms of the Deposit Agreement (including, without limitation, the limitations set forth on the face of this Receipt and in Article II of the Deposit Agreement and (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net (a) of the applicable fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and fees and (b) charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS record date according to Article (16) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the

Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Eligible Securities. If such elective distribution is not lawful or not reasonably practicable, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (x) cash or (y) additional ADSs representing such additional Eligible Securities, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Eligible Securities (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

      Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Eligible Securities to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Eligible Securities to subscribe for or to acquire Eligible Securities or other assets by way of rights, the Depositary shall as soon as practicable thereafter give notice of the same to the Holders, including if applicable, the last date for acceptance thereof and the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests the Depositary that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of rights as contemplated below. In the event that the conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem reasonably practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Eligible Securities or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

      Upon receipt of a notice indicating that the Company wishes property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and
(ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

      (15) Redemption. Subject always to the laws and regulations of the Republic of China, upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) mail to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of per-Deposited Security amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Units or Deposited Securities represented by each ADS redeemed.

      (16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

      (17) Voting of Deposited Securities. (a) Voting by Shareholders. The following is a summary of certain rights of holders of [Shares] [interests in the global payment certificate(s)] [Entitlement Certificate(s)] to vote at shareholders' meetings under ROC Company Law and the Articles of Incorporation of the Company, in each case, as in effect on the date hereof: (i) a holder of Shares is entitled to one vote for each Share held, except that the number of votes of a holder of more than 3% of the total outstanding Shares is discounted by the Company by a factor of 1% of that portion of the Shares held in excess of 3% (e.g., a holder of 10% of the total outstanding Shares would be permitted to exercise voting rights only with respect of a 9.93% of such Shares), (ii) the election of directors and supervisors takes place by means of cumulative voting,
(iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Shares held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors). The voting rights attaching to the Deposited Securities must be exercised by, or on behalf of, the Depositary, as representative of the Holders, collectively in the same manner. Deposited Securities which have been withdrawn from the applicable depositary receipts facility and timely transferred on the Company's register of shareholders to a person other than the Depositary may be voted by the registered holder(s) thereof directly, subject, in each case, to the limitations of ROC law and the Articles of Incorporation of the Company. Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

      (b) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary, without liability, to appoint the Chairman of the Company (or his/her designate), as representative of the Depositary, the Custodian or the nominee who is registered in the ROC as representative of the Holders in respect of the Deposited Securities (the "Registered Holder"), to vote the Deposited Securities in accordance with the terms hereof.

      The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to timely provide to the Depositary in New York, the requisite number of copies requested by the Depositary of an English language translation of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Eligible Securities in the ROC, such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.09 in the Deposit Agreement) and shall, at the Company's expense and provided no U.S. legal prohibitions exist, provide to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which the Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of the Deposit Agreement, together with a form of voting instructions and/or other means to provide voting instructions (the depositary and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to provide the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any ordinary shareholders' meeting or at least 14 calendar days before any extraordinary shareholders' meeting. If the Depositary has not provided the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADSs to be present at the relevant Shareholders' meeting insofar as practicable and permitted under applicable law, but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, in its sole discretion, to provide such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

      Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

      Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

      (c) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting as of the ADS Record Date (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Chairman of the Company (or his/her designate) and appoint the Chairman of the Company (or his/her designate) as the representative of the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding as of the ADS Record Date including Temporary ADSs in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall incur any liability for, the actions, or the failure to act, of the Chairman of the Company (or his/her designate) as representative of the Registered Holder.

      (d) Depositary Authorization. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in the Deposit Agreement), the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (excluding resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary to authorize (the "Depositary Authorization") the Chairman of the Company (or his/her designate) as the representative of the Registered Holders to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Chairman of the Company (or his/her designate) shall be free to exercise the votes attaching to the Deposited Securities in any manner she/he wishes, which may not be in the interests of the Holders.

      The Depositary Authorization provided in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel addressed to, and in form and substance satisfactory to, the Depositary. In the event the Depositary does not receive such opinion, the Depositary will not grant the Depositary Authorization but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law but will not cause the Deposited Securities to be voted.

      The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with Section 4.10 of the Deposit Agreement. The terms of Section 4.10 of the Deposit Agreement may be amended from time to time in accordance with the terms of this Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of the Deposit Agreement as so amended.

      (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend in Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Eligible Securities, with necessary modifications to the form of Receipt contained herein, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (19) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Eligible Securities for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADS or
(v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this Receipt.

      (20) Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company. Nothing in this Receipt or in the Deposit Agreement shall cause the Depositary or any of its agents to incur any liability as a result of any action or failure to act by any trustee under the Trust Deed governing the Bonds.

      (21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (22) Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

      (23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' Receipt(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (10) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

      (24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (25) Certain Rights of the Depositary; Limitations. Subject always to the laws and regulations of the Republic of China and to the further terms and provisions of this Article (25) and Section 5.10 of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable law, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver

Deposited Securities prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Eligible Securities in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Deposited Securities are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.

      The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). Temporary PC ADSs, Temporary EC ADSs, Payment Certificates and Entitlement Certificates shall not be eligible for Pre-Release Transactions hereunder.

      In addition, in its capacity as Depositary, the Depositary may, when a Holder of ADRs so requests, cause the Deposited Shares to be sold and deliver the proceeds of the sale prior to the receipt and cancellation of ADSs (each such transaction a "Pre-Cancellation Sale") prior to the receipt of ADSs for cancellation. Each such Pre-Cancellation Sale will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom the proceeds of the sale of Deposited Securities are to be delivered which,
(i) represents that at the time of the Pre-Cancellation Sale the Applicant or its customer owns the ADSs that are to be delivered by the Applicant under such Pre-Cancellation Sale, (ii) agrees to indicate the Depositary owner of such ADSs in its records and to hold such ADSs in trust for the Depositary until such ADSs are delivered to the Depositary, (iii) unconditionally guarantees to deliver to the Depositary such ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

      The Depositary will normally limit the number of Deposited Securities involved in such Pre-Cancellation Sales at any one time to thirty percent (30%) of the Deposited Securities outstanding, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

      (26) Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

                  (a) Proposals by Shareholders.

            The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (such proposal shall not include a Beneficial Owner's right to nominate candidates for election as directors at a meeting of the Company's shareholders in accordance with the terms and subject to the conditions of Section 4.17 of the Deposit Agreement, the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the "Submission Period") announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each

Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders.

                  (b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.

            Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one
(1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder(s). Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder's, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) at such annual ordinary meeting of the Company's shareholders.

            Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s).

            Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

            (27) Right to Submit Nominations at Meeting of Shareholders.

                  (a) No Right Absent Amendment to Articles of Incorporation.

            No rights under this paragraph shall be effective absent an amendment to the Company's Articles of Incorporation adopting a system whereby candidates may be nominated by holders of Shares to serve on the Company's board of directors (a "Candidate Nomination System") and any rights so arising shall, at all times, be subject to the provisions of the Company's Articles of Incorporation, as amended, and ROC Company Law, as amended.

                  (b) Nominations by Shareholders.

            The Company has informed the Depositary that under ROC Company Law, in the event that the Company amends its Articles of Incorporation to adopt a Candidate Nomination System, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at a meeting of the Company's shareholders (the "Candidate Nomination Record Date"), would be entitled to submit a roster of candidates (the "Nomination") to be considered for nomination to the Company's board of directors at a meeting of the Company's shareholders involving the election of directors, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination is submitted to the Company prior to the expiration of the period for submission of Nominations (the "Nomination Submission Period") announced by the Company (which Nomination Submission Period, the number of the directors to be elected, the place for eligible shareholders to submit the Nomination and other applicable information the Company undertakes to announce publicly in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days (for an ordinary meeting) or 30 days (for an extraordinary meeting) closed period prior to the subject meeting of the Company's shareholders), (iii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iv) the Nomination shall include a letter of consent issued by each director candidate identified in the

Nomination consenting to act as director if she/he/it is elected as such, (v) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended, (vi) if a director candidate is a corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder's representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, and (vii) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company's amended Articles of Incorporation are so satisfied. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, as holder of the Deposited Securities, the Depositary or its nominee would be entitled, provided the conditions of the Company's amended Articles of Incorporation are satisfied, to submit only one (1) Nomination for each meeting involving the election of directors in respect of all of the Shares held on deposit as of the Candidate Nomination Record Date. The Company shall promptly notify the Depositary of an amendment of its Articles of Incorporation adopting a Candidate Nomination System. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Nominations to the Company for consideration at a meeting of the Company's shareholders involving the election of directors but may be able to submit a Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of directors if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Nomination Submission Period and prior to the Candidate Nomination Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Nominations to the

Company for consideration at a meeting of the Company's shareholders involving the election of directors. Beneficial Owners of ADSs may not receive sufficient advance notice of a meeting of the Company's shareholders involving the election of directors to enable the timely withdrawal of Shares to make a Nomination to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Nomination shall only be voted upon at a meeting of the Company's shareholders involving the election of directors if the Nomination is accepted by the board of directors of the Company as eligible in accordance with Article 192-1 of the ROC Company Law and the Company's Article of Incorporation for consideration at a meeting of the Company's shareholders involving the election of directors.

                  (c) Single Nomination by Depositary or its Nominee on Behalf of Beneficial Owners.

            Holders and Beneficial Owners of ADSs do not have individual nomination rights. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, the Depositary would, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Nominating Holder(s)"), submit to the Company for consideration at a meeting of the Company's shareholders involving the election of directors one (1) Nomination, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iii) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (iv) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in
Article 30 of the ROC Company Law, as amended, (v) if a director candidate is corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder's representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, (vi) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company's amended Articles of Incorporation are so satisfied, (vii) the Nomination is submitted to the Depositary by the Nominating Holder(s) at least two (2) Business Days prior to the expiration of the Nomination Submission Period, (viii) the Nomination is accompanied by a written certificate signed by each Nominating Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Nomination Certificate"), certifying, inter alia, (w) that each Nominating Holder has only endorsed the said Nomination, (x) that the Nominating Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Nomination is submitted by the Nominating Holder(s) to the Depositary (the "Nomination Submission Date"), (y) if the Nomination Submission Date is (i) on or after the applicable ADS Record Date, that the Nominating Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Nominating Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Nomination Certificate, as defined below, and (z) the name(s) and address(es) of the Nominating Holder(s) and the number of ADSs owned by each

Nominating Holder (together with certified evidence of each Nominating Holder's ownership of the applicable ADSs as of the Nomination Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (ix) if the Nomination Submission Date is prior to the applicable ADS Record Date, the Nominating Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Nominating Holder addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Nomination Certificate"), certifying, inter alia, that the Nominating Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Nominating Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (x) the Nomination is accompanied by a joint and several irrevocable undertaking of all Nominating Holders (which undertaking may be contained in the First Nomination Certificate or the Second Nomination Certificate) that each such Nominating Holder shall pay all fees and expenses incurred in relation to the submission of the Nomination at the meeting of the Company's shareholders, and (xi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Candidate Nomination Record Date. Each Beneficial Owner hereby agrees and acknowledges that in no event shall the Depositary or its nominee be nominated by the Nominating Holder(s) for election as a director at a meeting of the Company's shareholders.

            Upon the timely receipt by the Depositary of any Nomination which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Nomination and of the other materials received from the Nominating Holder(s) to the Company prior to the expiration of the Nomination Submission Period. Any Nomination so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Nomination Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Nomination by a Nominating Holder, or a group of Nominating Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Nominations received from such Nominating Holder(s), except for the first Nomination received by the Depositary from such Nominating Holder(s) and shall submit such Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of directors in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Nominating Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the meeting of the Company's shareholders involving the election of directors on behalf of the Nominating Holder(s).

            Notwithstanding anything contained in the Deposit Agreement or any ADR, and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the nomination rights, including, without limitation, notice of the Nomination Submission Period, or the receipt of any Nomination(s) from Nominating Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I. Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

----------------------------------------------------------------------------------------------------------------
                Service                                  Rate                              By Whom Paid
----------------------------------------------------------------------------------------------------------------
(1)    Issuance of ADSs upon deposit     Up to $5.00 per 100 ADSs (or          Person for whom deposits are made
       of Eligible Securities            fraction thereof) issued.             or person receiving ADSs.
       (including issuances of EC ADSs
       upon the deposit of Entitlement
       Certificates, but excluding
       issuances as a result of
       distributions described in
       paragraph (4) below).
----------------------------------------------------------------------------------------------------------------
(2)    Delivery of Deposited             Up to $5.00 per 100 ADSs (or          Person surrendering ADSs or making
       Securities, property and cash     fraction thereof) surrendered.        withdrawal.
       against surrender of ADSs.
----------------------------------------------------------------------------------------------------------------
(3)    Distribution of cash dividends    Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
       or other cash distributions       fraction thereof) held, unless
       (i.e., sale of rights and other   prohibited by the exchange upon
       entitlements).                    which the ADSs are listed.
----------------------------------------------------------------------------------------------------------------
(4)    Distribution of ADSs pursuant     Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
       to (i) stock dividends or other   fraction thereof) held, unless
       free stock distributions, or      prohibited by the exchange upon
       (ii) exercise of rights.          which the ADSs are listed.
----------------------------------------------------------------------------------------------------------------
(5)    Transfer of ADRs.                 No fee.                               N/A
----------------------------------------------------------------------------------------------------------------

II. Charges

            Holders, Beneficial Owners, persons depositing Eligible Securities for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Deposited Securities on the share register and applicable to transfers of Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Eligible Securities or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Eligible Securities, Deposited Securities, ADSs and ADRs; and

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.


                                       B-2